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                                                                   EXHIBIT 10.32

                         INTERCOMPANY SERVICE AGREEMENT

            THIS INTERCOMPANY SERVICE AGREEMENT is dated June 26, 2002. Its parties are NORTH POINTE HOLDINGS CORPORATION, a Michigan corporation ("NPHC"), NORTH POINTE INSURANCE COMPANY, a Michigan insurance corporation ("NPIC"), and NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("NPFS"), and UNIVERSAL FIRE AND CASUALTY INSURANCE COMPANY, an Indiana insurance corporation ("Universal"). NPIC and Universal are referred to collectively as the "Insurers."

                                   BACKGROUND

            NPHC is the parent corporation of NPFS and Universal. NPIC is a wholly owned subsidiary of NPFS.

            NPHC agrees to provide various insurance-related consulting services to the Insurers and NPFS and the parties desire to reduce to writing their agreement relating to the provision of these services and the related compensation.

                                     TERMS

            NOW, THEREFORE, in consideration of this Agreement's terms and for other valuable consideration, the adequacy of which is acknowledged, the parties agree as follows:

            1. PERFORMANCE OF SERVICES. To the extent requested by the Insurers and NPFS, NPHC will perform those services listed in Section 2 ("Services") as Insurers and NPFS determine to be reasonably necessary in the conduct of their businesses and operations.

                  1.1 CAPACITY OF PERSONNEL. NPHC will furnish those employees, contractors, equipment and software at its sole expense as may be necessary to provide the services and facilities as set forth in Section 2.

                  1.2 EXERCISE OF JUDGMENT IN RENDERING SERVICES. NPHC will perform the Services in accordance with the respective standards and guidelines established by the Insurers and NPFS and in conformance with all applicable State and Federal statutes and regulations. NPHC will render the Services in a professional manner and to act at all times and in all respects in the best interests of Insurers and NPFS.

                  1.3 CONTROL. The performance of the Services by NPHC for Insurers and NPFS under this Agreement will in no way impair the absolute control of, and responsibility for, the business and operations of the Insurer and NPFS by their respective Boards of Directors. NPHC's performance under this Agreement with respect to the business and operations of the Insurers and NPFS shall at all times be subject to the direction and control of the respective Boards of Directors of Insurer and NPFS. NPHC shall act under this Agreement so as to assure the separate operating identities of the Insurers and NPFS. Notwithstanding any other provisions of this Agreement, it is understood that their respective Boards of Directors will manage the business and affairs of the Insurers and NPFS, and, to the extent delegated by such Boards, by its appropriately designated officers. NPHC's Board of Directors and officers will not have any management prerogatives with respect to the business affairs and operations of the Insurers or NPFS.

            2. SERVICES. Subject to the terms and conditions of this Agreement, NPHC agrees to provide to the Insurers and NPFS the services and facilities set forth below.

                  2.1 ACCOUNTING, TAX AND AUDITING. Under the supervision of the Board of Directors and responsible officers of the Insurers and NPFS, NPHC will provide accounting consulting services as may be requested with respect to preparation and maintenance of the financial statements and reports, including annual statements on both statutory and GAAP basis, and tax returns. In no event shall NPHC
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be responsible for the actual preparation of such statements, reports or returns. At the request of and subject to the requirements, ultimate control and direction of insurers, NPHC shall provide actuarial consulting services to assist in preparation of financial statements and reports and review of rate adequacy.

                  2.2 REINSURANCE. At the request of, and subject to the requirements, ultimate control and direction of the Insurers, NPHC agrees to provide reinsurance consulting services to Insurers. These services shall include reviewing, advising, negotiating and securing reinsurance protection for Insurer for all its lines of business, and performing other functions and activities, incidental and related thereto.

                  2.3 INFORMATION SYSTEMS AND TECHNOLOGY. Subject to the requirements, ultimate control and direction of the Insurers and NPFS, NPHC will provide all consulting and maintenance services for all information systems of Insurers and NPFS and all consulting services for software licensed to Insurers and NPFS. These Services will include software programming, documentation and hardware utilization, consulting and advising regarding software and hardware systems; negotiating, selecting and procuring hardware and software systems and technology for Insurers; and performing any other functions and activities for the Insurers and NPFS which are related or incidental to the foregoing.

            In addition, NPHC will purchase and maintain equipment, hardware and software as may be reasonably required on a "going forward" basis (including frame relays for intranet and e-mail communications) for Insurers and NPFS to communicate electronically with affiliated companies (excluding all telephone and facsimile lines and equipment).

                  2.4 LEGAL. At the request, and subject to the requirements, ultimate control and direction of the Insurers or NPFS, NPHC will cause legal services to be provided to the Insurers and NPFS. These services will include representation of Insurer or NPFS in the negotiation and preparation of contracts, agreements, and agency documents; drafting, filing, and monitoring of policies and forms and reinsurance agreements; governmental relations and advising on regulatory compliance; and rendering opinions on various legal matters; and providing and performing other legal functions and services incidental or related to the foregoing.

                  2.5 HUMAN RESOURCES. At the request of, and subject to the requirements, ultimate control and direction of Insurer and NPFS, NPHC will provide consulting services to Insurers and NPFS on Human Resources issues regarding employees of Insurers and NPFS, including hiring; firing; promotion; development and implementation of benefit plans, and employee handbooks; and related policies and guidelines. NPHC shall not be responsible, however, for payment of legal fees for counsel retained to litigate or advise Insurer or NPFS regarding any employment dispute relating to any employee of Insurer or NPFS, as Insurers and NPFS acknowledge that they have purchased and will maintain Employment Practices Liability Insurance or equivalent coverage to provide protection for any such exposures.

            3. COMPENSATION. In consideration of NPHC providing the Services, the Insurers and NPFS will pay NPHC four percent (4%) of Gross Revenues. "Gross Revenues" will mean, with respect to Insurers, all direct written premiums charged and collected by or on behalf of Insurers for all its lines of insurance business, less cancellations or returned premiums. With respect to NPFS, Gross Revenues means all fees received for any services rendered to any insurance entities, including affiliates. Compensation is due and payable within 60 days after the end of each calendar month. In addition, NPFS and Insurers will reimburse NPHC for all out-of-pocket travel expenses it incurs to render the Services.

            4. RECORDS AND DOCUMENTS. All books, records and files established and maintained by NPHC by reason of its performance under this Agreement which, absent this Agreement, would have been held by the Insurers and NPFS shall be the property of the Insurer and NPFS, respectively, and shall be maintained at Insurers' and NPFS' premises.

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            5. TERMINATIONS AND MODIFICATION. All or any part of this Agreement will remain in effect until terminated by mutual consent of all of the parties or by any party upon giving thirty (30) days prior written notice. Upon termination, Insurers and NPFS shall deliver to NPHC, at NPHC's request and expense, copies of all books and records produced by NPHC pursuant to this Agreement.

            6. ASSIGNMENT. The parties may not assign this Agreement and any related rights without written consent of all parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

            7. GOVERNING LAW. Michigan laws govern this Agreement.

            8. ARBITRATION. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or in the breach of this Agreement, will be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at the AAA offices in southeastern Michigan.

            9. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

            If to Insurers or NPFS, addressed to:

            North Pointe Insurance Company
            Universal Fire & Casualty Insurance Company
            North Pointe Financial Services, Inc.
            28819 Franklin Road, Suite 300
            Southfield, MI  48034
            Attention: Judith A.  Wikman, Secretary
            Fax: (248) 357-3895

            If to NPHC, addressed to:

            North Pointe Holdings Corporation
            28819 Franklin Road, Suite 300
            Southfield, MI  48034
            Attention: B.  Matthew Petcoff, Vice President
            Fax: (248) 357-3895

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

            10. INVALIDITY. If any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement, will, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, this invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

            11. ENTIRE CONTRACT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement between the parties relating to its subject matter. There exists no other written or oral understandings, agreements or assurances with

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respect to these matters except as are set forth in this Agreement. Unless expressly stated, this Agreement confers no rights on any person or business entity that is not a party.

            IN WITNESS WHEREOF, the parties by their authorized agents have caused this Agreement to be executed as of the date first written above.

                                          NORTH POINTE HOLDINGS CORPORATION

                                          By:    /s/ James G. Petcoff
                                              ---------------------------------
                                                 James G.  Petcoff
                                                 President

                                          NORTH POINTE FINANCIAL SERVICES, INC.

                                          By:/s/ B. Matthew Petcoff
                                             ----------------------------------
                                                 B. Matthew Petcoff
                                                 Executive Vice President/COO

                                          NORTH POINTE INSURANCE COMPANY

                                          By: /s/ B. Matthew Petcoff
                                             ----------------------------------
                                                  B. Matthew Petcoff
                                                  President/COO

                                          UNIVERSAL FIRE AND CASUALTY INSURANCE
                                          COMPANY

                                          By:/s/ B. Matthew Petcoff
                                             ----------------------------------
                                                 B. Matthew Petcoff
                                                 President

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                  ASSIGNMENT OF INTERCOMPANY SERVICE AGREEMENT

            NORTH POINTE HOLDINGS CORPORATION, a Michigan corporation ("NPHC") assigns all of its rights, interests, and obligations under the Intercompany Service Agreement dated June 26, 2002 ("Agreement") (a copy of which is attached) to NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation ("NPFS"). This assignment is made for $1.00 and other valuable consideration.

Dated:  July 1, 2002                           NORTH POINTE HOLDINGS CORPORATION

                                               By: /s/ James G. Petcoff
                                                   -----------------------------
                                                        James G.  Petcoff
                                                        President

Accepted:

NORTH POINTE FINANCIAL SERVICES, INC.

By: /s/ B. Matthew Petcoff
    --------------------------------
        B. Matthew Petcoff
        Executive Vice President/COO

                                     CONSENT

            We consent to this assignment.

                                                 NORTH POINTE INSURANCE COMPANY

                                                 By: /s/ B. Matthew Petcoff
                                                    ---------------------------
                                                       B. Matthew Petcoff
                                                       President/COO

                                                 UNIVERSAL FIRE AND CASUALTY
                                                 INSURANCE COMPANY

                                                 By: /s/ B. Matthew Petcoff
                                                    ---------------------------
                                                       B. Matthew Petcoff
                                                       President

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